UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES

EXCHANGE ACT OF 1934

HSBC HOLDINGS PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8 Canada Square

London E14 5HQ

United Kingdom

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.250% Subordinated Notes Due 2025	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-202420

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

On March 2, 2015, HSBC Holdings plc (the Registrant) filed with the Securities and Exchange Commission (the Commission) a Registration Statement on Form F-3ASR (File No. 333-202420) (the Registration Statement) relating to, among other securities, dated subordinated debt securities of the Registrant.

On March 2, 2015, the Registrant filed with the Commission pursuant to Rule 415 under the Securities Act of 1933, as amended (the Securities Act), the base prospectus dated March 2, 2015, as supplemented by the prospectus supplement dated August 10, 2015 (the Prospectus and the Prospectus Supplement, respectively). The Prospectus and the Prospectus Supplement are incorporated herein by reference to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to the information set forth on pages 13 through 27 (under “Description of Debt Securities”) of the Prospectus, pages 57 through 66 (under “Taxation”) of the Prospectus, page S-15 (under “Risk Factors—Risks Relating to the Notes—We may issue securities senior to, or pari passu with, the Notes”), pages S-22 through S-31 (under “Description of the Notes”) of the Prospectus Supplement and pages S-32 through S-34 (under “Taxation”) of the Prospectus Supplement, all of which information is incorporated by reference in this registration statement.

Item 2.	Exhibits.

The following exhibits shall be, or have been, filed with the New York Stock Exchange, Inc. or the Commission:

1.	Indenture dated as of March 12, 2014 by and among the Registrant, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and exchange rate agent (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).

2.	First Supplemental Indenture dated as of March 12, 2014 by and among the Registrant, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and exchange rate agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated March 12, 2014).

3.	Second Supplemental Indenture dated as of August 18, 2015 by and among the Registrant, The Bank of New York Mellon, London Branch, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and exchange rate agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated August 18, 2015).

4.	Subordinated Notes (global registered form).

5.	Resolutions of the Board of Directors of the Registrant providing for the issuance of the Subordinated Notes.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: HSBC Holdings plc

	By:	/s/ Iain J Mackay
	Name:	Iain J Mackay
	Title:	Group Finance Director
Date: August 18, 2015